                                                                   EXHIBIT 10.55

                        FACILITIES CONTRIBUTION AGREEMENT

        This Facilities Contribution Agreement (the "Agreement") is made with retroactive effect to November 1st, 2001 by and between Connetics Corporation, a Delaware corporation, with its principal place of business at 3290 West Bayshore Road, Palo Alto, California 94303 ("Connetics") and DPT Laboratories, Ltd., a Texas Limited Partnership with a place of business at 307 East Josephine Street, San Antonio, Texas 78215 ("DPT"). Connetics and DPT are sometimes referred to in this Agreement individually as a "Party" and collectively as the "Parties."


                                   BACKGROUND

A. DPT leases certain Premises currently partially improved with a facility being constructed thereon, legally described on EXHIBIT A to this Agreement (the "PREMISES"). DPT also owns certain contract rights, plans, drawings, specifications and reports used in connection with the pharmaceutical qualification and validation, and improvement of the Premises and construction of the Project (defined below).

B. Pursuant to this Agreement, DPT has agreed to permit Connetics to construct certain improvements on the Premises and install certain equipment on the Premises, as more specifically described herein.

C. Pursuant to this Agreement, Connetics shall contribute the costs for the construction of the improvements and purchase of the equipment, as more specifically described herein.

D. Pursuant to this Agreement and the plans, specifications, and other documents required hereby, DPT has agreed to assist Connetics as an advisor in connection with the Project on the Premises.

The Parties agree as follows:


                                    ARTICLE 1
                                   DEFINITIONS

As used in this Agreement, the following capitalized terms have the following meanings:

"APPROVED PLANS" means the Premises Improvement Plans (Plans and specifications prepared by the Architect and DPT), as approved by DPT and Connetics.

"ARCHITECT" means Middleman + de la Garza + Neugebauer Architects or such other person or firm as Connetics and DPT may mutually agree.

"ASSETS" shall have the meaning set forth in SECTION 5.1.

"cGMP" means the current Good Manufacturing Practices of the FDA, as set forth in Title 21 of the U.S. Code of Federal Regulations.

"CHANGE ORDER" shall have the meaning set forth in SECTION 3.3 of this Agreement.

"CONNETICS CONTRIBUTION" shall have the meaning set forth in SECTION 2.1 of this Agreement.

"CONNETICS DELAY" means any of the following types of delay in the completion of construction of the Project:

        (1) Any delay resulting from Connetics' failure to furnish, in a timely manner, information recommended by DPT or by the Architect or General Contractor for the Project in connection with the design or construction of the Project, or from Connetics' failure to approve in a timely manner any matters requiring approval by Connetics;

        (2) Any delay resulting from Change Orders requested by Connetics, including any delay resulting from the need to revise any drawings or obtain further governmental approvals as a result of any Change Order; or

        (3) Any material delay of any other kind or nature caused by Connetics (or Connetics' contractors, agents or employees).

"DPT DELAY" means any of the following types of delay in the completion of construction of the Improvements:

        (1) Any delay resulting from DPT's failure to furnish, in a timely manner, information requested by the Architect or General Contractor for the Work in connection with the design or construction of the Improvements; or

        (2) Any material delay of any other kind or nature caused by DPT (or DPT's contractors, agents or employees).

"EQUIPMENT" means the production scale equipment and laboratory scale equipment purchased by Connetics and utilized in the Project.

"GENERAL CONTRACTOR" means Capstone Corporation, or any other general contractor recommended by DPT and selected by Connetics.

"IMPROVEMENTS" means the Project and other improvements shown on the Approved Plans from time to time and to be constructed on the Premises pursuant to this Agreement.

"OPERATING EXPENSES" shall have the meaning set forth in SECTION 5.4.

"PROJECT" means the design, construction and management of a cGMP qualified aerosol filling facility on the Premises in accordance with the Approved Plans, including (a) any necessary site improvements; and (b) other improvements necessitated by the construction of the facility.

"PUNCH LIST WORK" means minor corrections of construction or decoration details, and minor mechanical adjustments, that are required in order to cause any applicable portion of the Improvements as constructed to conform to the Approved Plans in all material respects and that do not materially interfere with the use or occupancy of the Premises.

"SUBSTANTIAL COMPLETION OF THE PROJECT" means the completion of the Project (except for Punch List Work), in good and workmanlike condition, in compliance with all applicable requirements, and in conformance with the Approved Plans.

"UNAVOIDABLE DELAYS" means delays due to acts of God, acts of public agencies, labor disputes, strikes, fires, freight embargoes, rainy or stormy weather, inability to obtain supplies, materials, fuels or permits, delays of contractors or subcontractors, or other causes or contingencies beyond the reasonable control of DPT or Connetics, as applicable.


                                    ARTICLE 2
                                  CONTRIBUTION

        SECTION 2.1. CONNETICS CONTRIBUTION. Connetics agrees to pay the costs associated with construction of the Project and the purchase of production scale equipment (currently estimated at Two Million Six Hundred Twenty-Five Thousand Five Hundred and Twenty-Five Dollars ($2,625,525) and to contribute an additional One Hundred Twenty One Thousand Dollars ($121,000) for the purchase of laboratory scale equipment for use in the Project, subject to all of the terms, covenants and conditions set forth in this Agreement. Connetics' cash contribution and the Equipment are collectively referred to as "Connetics' Contribution." In the event additional capital requirements are required, DPT's obligations herein shall be conditioned upon Connetics agreement to fund the additional capital.

        SECTION 2.2. PREMISES. The Premises are located at 5303 Distribution Drive and the laboratory scale equipment is located at 307 E. Josephine St., San Antonio, Texas 78218.

        SECTION 2.3. ACCOUNTING. No less often than monthly, DPT shall provide Connetics with a written accounting of all amounts spent on the Project to that date, in a level of detail reasonably satisfactory to Connetics.


                                    ARTICLE 3
                              PROJECT CONSTRUCTION

DPT and Connetics shall comply with the procedures set forth in this ARTICLE 3 in preparing, delivering and approving matters relating to the Project.

        SECTION 3.1. APPROVED PLANS. DPT and Connetics shall cooperate with Architect in the development of the Premises Improvement Plans and specifications for the Project (once such plans and specifications are approved by DPT and Connetics, the "Approved Plans").

        SECTION 3.2. CONSTRUCTION OF PROJECT. The Project will be constructed on the Premises. Except as otherwise expressly provided in this Agreement or by mutual written agreement of DPT and Connetics, the cost of construction of the Project shall be borne by Connetics at its sole cost and expense, including any costs or cost increases incurred as a result of Unavoidable Delays, governmental requirements or unanticipated conditions. Upon receipt of necessary permits and approvals, DPT shall (except as otherwise provided in this Agreement), diligently manage and oversee the construction and completion of the Project substantially in accordance with the Approved Work Plans, subject to Unavoidable Delays and Connetics Delays (if any). It is understood that DPT shall provide construction and engineering supervision of the Project, but will not act as the General Contractor for the Project. Such construction shall conform, in all material respects, to all applicable governmental codes, laws and regulations in force at the time such work is completed. DPT shall provide formal progress updates on the Project to Connetics as appropriate during the construction, validation, and commissioning process.

        SECTION 3.3. CHANGES.

               (a) By DPT. If DPT recommends at any time that changes in the Approved Plans relating to any item of the Project are required as a result of applicable law or governmental requirements, or at the insistence of any other third party whose approval may be required with respect to the Project, or as a result of unanticipated conditions encountered in the course of construction, then DPT shall promptly advise Connetics of such circumstances in the form of a detailed written request specifying such changes, alterations or additions. Upon receipt of any such request, Connetics shall notify DPT as soon as is reasonably possible whether the recommendations are agreeable (which approval shall not be unreasonably withheld, delayed or conditioned). Upon Connetics' approval, Connetics shall enter into a Change Order with the General Contractor, and DPT shall cause revised Approved Plans reflecting such changes to be prepared by Architect, and Connetics shall be responsible for all costs or cost increases, resulting from or attributable to the Change Order.

               (b) By Connetics. If Connetics at any time desires any changes, alterations or additions to the Approved Plans with respect to any of the Project, Connetics shall submit a Change Order to DPT. Upon receipt of any such request, DPT shall notify Connetics as soon as is reasonably possible as to:

                      (i) whether the matters proposed in the Change Order are
               approved by DPT (which approval shall not be unreasonably withheld, delayed or conditioned,

                      (ii) DPT's estimate of the number of days of delay, if
               any, which shall be caused by such Change Order if implemented (including, without limitation, delays due to the need to obtain any revised plans or drawings and any governmental approvals), and

                      (iii) DPT's estimate of the increase or decrease, if any,
               which shall occur
               for the items or components affected by such Change Order if such Change Order is implemented (including, but not limited to, any costs of compliance with laws or governmental regulations that become applicable because of the requested Change Order).

        If Connetics notifies DPT in writing, within five (5) business days after receiving DPT's estimate of the impact of the Change Order, that Connetics approves the Change Order (including the estimated delays and cost increases or decreases, if any, described in the notice), then Connetics shall enter into such Change Order with the General Contractor and Connetics shall be responsible for all costs or cost increases, resulting from or attributable to the Change Order. If Connetics fails to notify DPT in writing that it approves such Change Order within five
        (5) business days after receiving DPT's estimate of the impact of the Change Order, then such Change Order shall be deemed to be withdrawn and shall be of no further effect.

        SECTION 3.4. COMPLETION.

               (a) When DPT believes the Project is complete subject only to completion of Punch List Work, it shall notify Connetics of the Substantial Completion of the Project.

               (b) At any time within thirty (30) days after notice of Substantial Completion, Connetics shall be entitled to submit one or more lists to the General Contractor specifying Punch List Work to be performed on the Project, which shall be completed at the expense of either Connetics or the General Contractor, as specified pursuant to the Construction Contract.

        SECTION 3.5. TIMING OF COMPLETION. Connetics shall use its commercially reasonable efforts to complete such construction promptly, diligently and within the applicable time periods set forth in the Estimated Construction Schedule attached as EXHIBIT B and incorporated into this Agreement by this reference, as such schedule may be modified from time to time, subject to the effects of any delays beyond the parties' reasonable control.

        SECTION 3.6. CONSENT OF OWNER. DPT shall be solely responsible for securing the consent and approval of the owner of the Premises for the construction of the Project.

        SECTION 3.7. DESIGNATED REPRESENTATIVES.

               (a) Connetics' Representative. Connetics designates [*] (collectively and individually, Connetics' Authorized Representative) as the persons authorized to approve all plans, drawings, change orders and approvals pursuant to this Agreement.

               (b) DPT's Representative. DPT designates [*] (collectively and individually, DPT's Authorized Representative) as the persons authorized to approve all plans, drawings, change orders and approvals pursuant to this Agreement.


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    ARTICLE 4
                    COVENANTS, WARRANTIES AND REPRESENTATIONS

        SECTION 4.1. DPT'S WARRANTIES AND REPRESENTATIONS. DPT hereby makes the following representations and warranties to Connetics as of the date of this
Agreement:

               (a) DPT has full power and lawful authority to enter into and carry out the terms and provisions of this Agreement and to execute and deliver all documents which are contemplated by this Agreement, and all actions of DPT necessary to confer such power and authority upon the persons executing this Agreement (and all documents which are contemplated by this Agreement) on behalf of DPT have been taken;

               (b) The Project shall not violate any applicable law, building code, regulation or ordinance in effect at the time such improvements are placed in service.

               (c) To DPT's knowledge, DPT has received, no written notice from any governmental authorities that eminent domain proceedings for the condemnation of the Premises are pending;

               (d) To DPT's knowledge, DPT has received no written notice of any threatened or pending litigation, arbitration, unsatisfied orders or judgments, governmental investigations or proceedings against DPT or affecting the Premises which would materially affect the Premises or DPT's capacity to perform under its Agreement;

               (e) To DPT's knowledge, DPT has received no written notice from any governmental authority that the Premises or any of the improvements located on the Premises are presently in violation of any applicable building codes, zoning or land use laws, or other law, order, ordinance, rule or regulation affecting the Premises.

               (f) To DPT's knowledge (i) there has not been any release of any Hazardous Substance on or beneath the Premises in violation of any applicable law, and (ii) DPT has received no written notice of any violation of claimed violation of any law, rule, or regulation relating to Hazardous Substances;

               (g) To DPT's knowledge, there are no conditions which would materially and adversely affect the Premises or any part thereof or the intended use and development thereof.

               (h) DPT has received all necessary consents and approvals from the owner of the Premises.

        SECTION 4.2. DPT'S COVENANTS. DPT hereby covenants and agrees as follows:

        (a) During the time the Project is under construction, DPT shall comply with its obligations under any applicable contracts or permits, and shall maintain reasonable levels and coverages of insurance in accordance with customary business practice and SECTION 6.1 of this Agreement. DPT shall not create or acquiesce in the creation of liens or exceptions to title or voluntarily take any action to render any of the representations or warranties of DPT set forth in SECTION 4.1 materially incorrect.

               (b) DPT shall promptly notify Connetics of any event or circumstance of which DPT becomes aware subsequent to the date of this Agreement which (a) materially and adversely affects the Premises or the use or operation of the Premises, or (b) makes any representation or warranty of DPT to Connetics under this Agreement untrue or misleading.

        SECTION 4.3. CONNETICS' WARRANTIES AND REPRESENTATIONS. Connetics hereby represents and warrants to DPT that (a) Connetics has full power and lawful authority to enter into and carry out the terms and conditions of this Agreement and to execute and deliver all documents which are contemplated by this Agreement, (b) Connetics shall comply with its obligations under any applicable contracts or permits and (c) all actions necessary to confer such power and authority upon the persons executing this Agreement and all documents which are contemplated by this Agreement to be executed on behalf of Connetics or its assignee have been taken.

        SECTION 4.4. DPT INDEMNIFICATION. DPT shall indemnify and defend Connetics against and hold Connetics harmless from any and all third party claims, liabilities, losses, damages, costs and expenses, including, without limitation, all reasonable attorneys' fees, asserted against or suffered by Connetics resulting from (a) any breach by DPT of this Agreement, and (b) any liability or obligation arising in connection with DPT's use of the Premises on or before the date of this Agreement.

        SECTION 4.5. CONNETICS INDEMNIFICATION. Connetics shall indemnify and defend DPT against and hold DPT harmless from any and all third party claims, liabilities, losses, damages, costs and expenses, including, without limitation, all reasonable attorneys' fees, asserted against or suffered by DPT resulting from (a) any breach by Connetics of this Agreement, or (b) any liability or obligation arising in connection with Connetics' ownership or use of the Assets.


                                    ARTICLE 5
                               ONGOING OBLIGATIONS

        SECTION 5.1. OWNERSHIP. It is understood and agreed that Connetics shall be the owner of the Equipment and the aerosol filling facility built on the Premises (collectively, the "Assets"), to the extent the Assets can be removed upon expiration of the Lease Agreement. Connetics acknowledges that its ownership may be subject to certain rights of the landlord of the Premises to fixtures installed on the Premises. Connetics shall be responsible for removal and disposal of the Assets upon expiration of the Manufacturing and Supply Agreement and restoration of the Leased Premises to the same condition as in existence prior to the effective date hereof. DPT shall cooperate with Connetics in filing any UCC-1 or equivalent financing statement to secure Connetics' investment in the Assets. Connetics shall have the full right to depreciate the Assets, and to control the use and disposition of the Assets.

        SECTION 5.2. USE OF THE PREMISES.

               (a) It is the intent of both Parties to use the Assets as a source of income for both Parties. The Parties therefore contemplate that DPT will not use the facilities or the Equipment comprising the Project in connection with other customers' products without compensating Connetics for such use. Unless otherwise stated below, the specific terms of any such sharing of income shall be mutually agreed by the Parties, in the course of good faith negotiations conducted at a later time.

               (b) DPT shall be entitled to use the Assets for its affiliates or third parties for cosmetic and over-the-counter drug products without obtaining the prior written consent of Connetics, provided that the use does not interfere with Connetics's capacity requirements and DPT pays to Connetics [*]

               (c) DPT shall be required to secure Connetics' prior written consent to use the Assets for any prescription dermatological product, which consent shall not be unreasonably withheld.

               (d) In all events, in case of a shortage of capacity, Connetics shall have first priority regarding use of the facilities and Equipment comprising the Project, and will not be deemed to be acting in bad faith if it withholds consent in order to secure such priority rights.

               (e) If in the future the need for increased capacity arises, Connetics shall be responsible for all capital expenditures needed to increase the capacity unless the Parties otherwise agree.

        SECTION 5.3. RENTAL FEE. During the term of this Agreement or for as long as Connetics owns the Assets, whichever is longer, Connetics shall pay DPT rental for Connetics' pro rata portion of the Premises, to offset expenses of operating the facility. Rent is currently $4.63 per square foot per year, and is subject to adjustment in the event DPT's rent is increased in the future. The total square footage allocable to Connetics for purposes of calculating the rental fee under this SECTION 5.3 is set forth in EXHIBIT C.

        SECTION 5.4. PERSONAL PROPERTY TAX. Connetics shall be responsible for and shall pay prior to delinquency all taxes and assessments levied against or by reason of

               (a) any and all alterations, additions and items installed or placed on or in the Premises and taxed as personal property rather than as Premises, and/or

               (b) all personal property, trade fixtures and other property owned by Connetics and utilized on or about the Premises, including the Equipment. Connetics shall submit an annual rendition for personal property taxes associated with the Assets in accordance with local laws and regulations.



* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.





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

        SECTION 5.5. REAL PROPERTY TAX. DPT shall be responsible for the payment of all Premises taxes levied and assessed for any calendar or tax year upon the Premises, provided that any increase due to the improvements added pursuant to this Agreement shall be the responsibility of Connetics.

        SECTION 5.6. PAYMENT OF OPERATING EXPENSES.

               (a) DPT shall be responsible for the payment of the following described Operating Expenses in connection with the Facility.

               (b) Definition of Operating Expenses. Subject to the exclusions and provisions contained in this Section, the term "Operating Expenses" shall mean the following costs and expenses incurred by DPT for operation and maintenance of the Premises:

                      (i) insurance premiums for insurance carried by DPT
               pursuant to SECTION 6.1 (which may include, at DPT's option, flood, earthquake or environmental remediation insurance), insurance deductibles;

                      (ii) the routine operation, repair and maintenance (but
               excluding major breakdowns and material capital expenditures relating to the Assets) of the Premises, including the aerosol filling facility, in a cGMP compliant condition including but not limited to lighting standards, landscaping, sewers, water, gas and electrical distribution systems and facilities, drainage facilities, and all signs, both illuminated and non-illuminated, that are on the Premises;

                      (iii) commissioning and general facility and equipment
               qualification costs;

                      (iv) except as set forth in Sections 5.4 and 5.5 above,
               real and personal property taxes and assessments levied or assessed against the Premises or any part of the Premises, including (but not limited to) any possessory interest, use, business, license or other taxes or fees, any taxes imposed directly on rents or services, any assessments or charges for police or fire protection, housing, transit, open space, street or sidewalk construction or maintenance or other similar services from time to time by any governmental or quasi-governmental entity, and any other new taxes on DPT in addition to taxes now in effect;

                      (v) supplies, equipment, utilities and tools used in the
               operation and maintenance of the Premises;

                      (vi) property management fees;

        SECTION 5.7. UTILITIES/PERMITS. DPT shall be responsible for the payment to the supplier of all charges for water, trash collection, hazardous waste disposal, gas, heat, light, electricity, power, sewer, telephone, alarm system, janitorial and other services or utilities supplied to or consumed in or with respect to the Premises, including any taxes on such services and utilities. Connetics shall be responsible for the payment of any necessary Building Permits or Fees associated with the Project.

        SECTION 5.8. MAINTENANCE AND REPAIRS.

               (a) Except as set forth in Section 5.6(b)(ii) above, DPT shall, at its sole cost and expense, keep and maintain the Premises (and every part of the Premises) and the Equipment in good working order.

               (b) DPT shall not use the Premises or the Equipment, or permit the Premises or the Equipment to be used, in whole or in part for any purpose or use that violates any applicable laws, ordinances, regulations or rules of any governmental agency or public authority now in force or which may hereafter be in force pertaining to the use of the Premises, including, without limitation, regulations applicable because of the construction of improvements in or other particular use of the Premises.

        SECTION 5.9. FDA CERTIFICATION. It shall be DPT's obligation to ensure that the Project, when completed, complies with all laws and regulations promulgated by the FDA relating to the manufacture of pharmaceuticals, including cGMP regulations.

        SECTION 5.10. TRANSFER OF ASSETS. DPT shall not permit any change of control or assignment of the Assets without Connetics prior written consent, such consent not to be unreasonably withheld.


                                    ARTICLE 6
                             INSURANCE AND INDEMNITY

        SECTION 6.1. INSURANCE AND INDEMNITY.

               (a) DPT's Insurance. DPT shall keep and maintain, or cause to be kept and maintained a policy or policies of insurance on the Premises insuring the same against loss or damage by the following risks: fire and extended coverage, vandalism, malicious mischief, and sprinkler damage, in amounts not less than ninety percent (90%) of full replacement value of the Premises. The term "full replacement value" shall mean actual replacement cost, including changes required by new building codes or ordinances (exclusive of the cost of excavation, foundations and footings). Such insurance shall show, as a loss payee in respect of the Premises, DPT, Connetics, and the owner of the Premises. DPT shall provide proof of insurance to Connetics annually.

               (b) Connetics' Risk. Connetics at its cost may carry such insurance as Connetics desires for Connetics' protection with respect to the Equipment and the construction of the Project, and with respect to the Assets following completion of the Project.

               (c) Other Insurance. During the period of construction of the Premises, Builder's All Risk Insurance with Completed Operations Coverage, in such amounts and with such deductibles and other terms as DPT may reasonably require; and

        SECTION 6.2. ADJUSTMENT IN THE EVENT OF LOSS. Except as otherwise provided in this Agreement, all insurance proceeds payable with respect to any damage or destruction to the Premises (but not with respect to the Equipment, it being understood that insurance proceeds allocable to the Equipment shall be payable directly to Connetics) shall be payable to DPT. Each Party agrees to execute and deliver to the other Party such releases, endorsements and other instruments as the other Party reasonably may require in order to compromise, adjust or settle any insurance claim which such other Party shall be entitled to compromise, adjust or settle pursuant to this paragraph and to enable the other Party or its designee to collect such insurance proceeds as are payable in respect of such claim.


                                    ARTICLE 7
                                   LIMITATIONS

        SECTION 7.1 NO IMPLIED REPRESENTATIONS; WARRANTIES OR CONDITIONS. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER DPT NOR Connetics MAKES ANY REPRESENTATIONS OR WARRANTIES AND THERE ARE NO CONDITIONS, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, WITH RESPECT TO PRODUCT SUPPLIED UNDER THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, ANY REPRESENTATIONS, WARRANTIES OR CONDITIONS WITH RESPECT TO MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF SUCH PRODUCT, OR ARISING FROM A COURSE OF DEALING OR USAGE OF TRADE PRACTICE.

        SECTION 7.2 LIMITATION OF LIABILITY. IN NO EVENT SHALL EITHER PARTY HAVE ANY LIABILITY TO THE OTHER PARTY OR ANY OTHER THIRD PARTY FOR ANY LOST OPPORTUNITY, COSTS OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, OR FOR ANY SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES ARISING OUT OF THIS AGREEMENT, UNDER ANY CAUSE OF ACTION OR THEORY OF LIABILITY (INCLUDING NEGLIGENCE), AND WHETHER OR NOT SUCH PARTY TO THIS AGREEMENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.


                                    ARTICLE 8
                                  MISCELLANEOUS

        SECTION 8.1. NOTICES. Any notices permitted or required by this Agreement shall be sent by certified or registered mail with a copy by fax and shall be effective the earlier of the date received or three (3) days after deposit in the U.S. mail, if sent and addressed as follows or to such other address as either Party may designate in writing:

        If to DPT:             DPT Laboratories, Ltd.
                               Attention: President
                               P.O. Box 1659
                               San Antonio, Texas 78296
                               Fax: (210) 227-6132
                               with a copy to the General Counsel's Office

        If to Connetics:       Connetics Corporation
                               Attention: President
                               3290 West Bayshore Road
                               Palo Alto, California 94303

        SECTION 8.2. NO AGENCY. Nothing contained in this Agreement shall make or constitute either DPT or Connetics as the agent of the other.

        SECTION 8.3. MERGER. All understanding and agreements, oral and written, previously made between the Parties and relating to the matters covered in this Agreement are merged in this Agreement. This Agreement, along with its exhibits and the documents referenced in and contemplated by the exhibits, and the Manufacturing and Supply Agreement of even date herewith, fully and completely expresses the agreement between DPT and Connetics with regard to the matters set forth in this Agreement. No modification of any of the terms of this Agreement, or any amendments to this Agreement, shall be deemed to be valid unless in writing and signed by the Party against which enforcement is sought. No course of dealing or usage of trade shall be used to modify the terms and conditions in this Agreement. Nothing in this Agreement is intended to alter the status of any of (a) the Research & Development Services Agreement, or (b) the Confidentiality and Material Transfer Agreement already in effect between the Parties, or (c) the Supply and Manufacturing Agreement to be entered into by the Parties in connection with commercial manufacture of Connetics' products.

        SECTION 8.4.  GOVERNING LAW AND DISPUTE RESOLUTION

        (a)    Governing Law

               The validity, interpretation and effect of this Agreement shall be governed by and construed under the laws of the State of Texas, U.S.A.

        (b)    Mediation

               The Parties agree to attempt to settle any disputes that arise in connection with this Agreement through good faith non-binding mediation efforts. The Parties agree that any dispute that arises in connection with this Agreement which is not settled through good faith mediation efforts and which does not involve a claim for equitable relief shall be settled by arbitration according to the provisions of SECTION 8.4(c) below.

        (c)           Arbitration

               (i) Any dispute, claim or controversy arising from or related in any way to this Agreement or the interpretation, application, breach, termination or validity of this Agreement, including any claim of inducement of this Agreement by fraud or otherwise, which is not resolved by good faith mediation efforts, will be submitted for resolution to arbitration pursuant to the commercial arbitration rules then pertaining of the Center for Public Resources ("CPR"), except where those rules conflict with these provisions, in which case these provisions control. Such arbitration shall be held in (A) Santa Clara County, California, if the demand for arbitration is initiated by DPT or (B) Bexar County, Texas, if the demand for arbitration is initiated by Connetics.

               (ii) A single arbitrator shall be chosen from the CPR Panels of Distinguished Neutrals and shall be a lawyer specializing in business litigation with at least 15 years experience with a law firm of over 25 lawyers or who was a judge of a court of general jurisdiction.

               (iii) The parties agree to cooperate (A) to obtain selection of the arbitrator within 30 days of initiation of the arbitration, (B) to meet with the arbitrator within 30 days of selection and (C) to agree at that meeting or before upon procedures for discovery and as to the conduct of the hearing which will result in the hearing being concluded within no more than 9 months after selection of the arbitrator and in the award being rendered within 60 days of the conclusion of the hearings, or of any post-hearing briefing, which briefing will be completed by both sides within 20 days after the conclusion of the hearings. In the event no such agreement is reached, the CPR will select the arbitrator, allowing appropriate strikes for reasons of conflict or other cause and three peremptory challenges for each side. The arbitrator shall set a date for the hearing, commit to the rendering of the award within 60 days of the conclusion of the evidence at the hearing, or of any post-hearing briefing (which briefing will be completed by both sides in no more than 20 days after the conclusion of the hearings), and provide for discovery according to these time limits, giving recognition to the understanding of the Parties that they contemplate reasonable discovery, including document demands and depositions, but that such discovery be limited so that the time limits specified in this Agreement may be met without undue difficulty. In no event will the arbitrator allow either side to obtain more than a total of 40 hours of deposition testimony from all witnesses, including both fact and expert witnesses. In the event multiple hearing days are required, they will be scheduled consecutively to the greatest extent possible.

               (iv) The arbitrator shall render an opinion setting forth findings of fact and conclusions of law with the reasons therefor stated. A transcript of the evidence adduced at the hearing shall be made and shall, upon request, be made available to either Party.

               (v) To the extent possible, the arbitration hearings and award will be maintained in confidence.

               (vi) Any court of competent jurisdiction may enter judgment upon any award.

               (vii) Each party has the right before or during the arbitration to seek and obtain from the appropriate court provisional remedies such as attachment, preliminary injunction, replevin, etc. to avoid irreparable harm, maintain the status quo, or preserve the subject matter of the arbitration.

               (viii) EACH PARTY TO THIS AGREEMENT WAIVES ITS RIGHT TO TRIAL OF
                      ANY ISSUE BY JURY.

               (ix) The decision of the arbitrator shall be final and binding upon all Parties and their respective successors and assigns.

        (d)    Costs

               The costs of mediation and/or arbitration, including reasonable attorneys' fees, shall be borne by the losing Party, as allocated by the arbitration award.

        SECTION 8.5. NO WAIVER. No waiver by either Party of any default on its obligations under this Agreement shall be effective unless in writing, nor shall any such waiver operate as a waiver of any other default or of the same default on a future occasion.

        SECTION 8.6. HEADINGS. The headings used in this Agreement are for convenience only and are not a part of this Agreement.

        SECTION 8.7. DAYS. All references in this Agreement to a number of days shall be construed to refer to calendar days, unless otherwise specified in this Agreement.

        SECTION 8.8. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same original.



IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

--------------------------------------------------------------------------------
  CONNETICS CORPORATION                       DPT LABORATORIES, LTD.
  A Delaware Corporation

                                              By:  DFB PHARMACEUTICALS, INC.
                                                   Sole General Partner

  By:   /s/
        ----------------------------
  Name:                                       By:   /s/
         ---------------------------               -----------------------------
  Title:                                      Name:
        ----------------------------                 ---------------------------

--------------------------------------------------------------------------------

                                    EXHIBIT A

[*]


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    EXHIBIT B
                           DEFINITION OF IMPROVEMENTS

The Project referred to in the Agreement to which this Exhibit is attached shall consist of work described in the following plans:




                                      [*]





* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    EXHIBIT C
                            EQUIPMENT AND FACILITIES



                                      [*]



                                [TO BE COMPLETED]






* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.